                       EXHIBIT 99.1

Lakeland Industries, Inc. Reports Fiscal 2024 First Quarter Financial Results

Net sales of $28.7 million and gross margin of 43.4%

Strong growth in high-value, strategic product lines, led by 103% increase in Fire

HUNTSVILLE, AL / ACCESSWIRE / June 7, 2023 / Lakeland Industries, Inc. (NASDAQ:LAKE) (the “Company” or “Lakeland”), a leading global manufacturer of protective clothing for industry, healthcare and first responders on the federal, state and local levels, today announced financial results for its fiscal 2024 first quarter ended April 30, 2023.

Fiscal 2024 First Quarter Financial Results Highlights

•	Net sales of $28.7 million, up 5.2% year-over-year

•	Gross margin of 43.4%, compared to 40.5% in the prior year period

•	Net income of $1.3 million or $0.18 per basic common share in 1Q24

•	Adjusted earnings before interest, taxes, depreciation, and amortization (Adjusted EBITDA)* of $2.8 million in 1Q24, compared to $2.3 million in 1Q23

*Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. Reconciliations are provided in the tables of this press release.

Management Comments

“We were pleased with our fiscal first quarter results, which included solid revenue growth in our high focus strategic products, as well as profitability margins in line with the Company’s three-to-five-year targets,” said Charlie Roberson, President and Chief Executive Officer of Lakeland Industries. “While we delivered year-over-year revenue growth in the quarter, particularly within our Fire and High-Performance product categories, we continued to face headwinds in China in sales of disposables products. During the quarter, we were especially pleased to see gross profit and Adjusted EBITDA margins increase significantly due to an improved product mix, a continued focus on cost savings, and contribution from our recently acquired Eagle Technical Products. Eagle saw positive revenue growth in the quarter, further supporting our strategic initiative to shift into higher-value products and markets, particularly non-disposable safety gear.”

“Our Fire Turnout product category experienced significant year-over-year organic growth, which was further aided by Eagle, whose sales are growing rapidly in this important category in key geographic markets outside of the U.S. We are very pleased with the Eagle integration efforts year-to-date, and we remain focused on further integrating our fire turnout gear product design and sales teams across the combined organization.”

Roberson concluded, “Looking to the balance of our fiscal year, our outlook within Fire and other key high-value product lines is positive, and we believe we will maintain our targeted level of profitability from a gross profit and Adjusted EBITDA margin standpoint. “High-Value” references products that provide exceptional benefits to our customers and end users. When sourcing these products, customers activity solicit our engagement in the decision-making process.  We also continue to make significant progress on our Monterrey, Mexico facility, which we expect to be complete by the fiscal third quarter this year and look forward to exploring opportunities in various product categories that will comfortably position Lakeland to deliver on its long-term above market revenue target.”

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Roger Shannon, Lakeland’s Chief Financial Officer, added, “During the fiscal first quarter, Lakeland delivered significant profitability improvement. Our gross profit as a percentage of net sales strongly rebounded this quarter to 43.4%, reflecting the deliberate sales focus on higher value products, as well as improved finished goods material costs and lower manufacturing expenses. Adjusted EBITDA margin and Net Income also saw significant year-over-year increases.”

“Our strong balance sheet continues to support our efforts to invest in the Company’s global manufacturing footprint, with a focus on high-margin product lines, and we expect to benefit from these expansions in fiscal 2024. Additionally, during the quarter, we repurchased $0.3 million of stock, which leaves approximately $5.1 million under our current authorization. The Company also paid its initial quarterly dividend during the quarter. We remain committed to driving shareholder value and will remain disciplined in our capital allocation strategy, seeking to strike the appropriate balance between returning capital to our shareholders, organic investments, and targeted acquisitions.”

Fiscal 2024 First Quarter Financial Results

Net sales were $28.7 million for the first quarter of fiscal year 2024, as compared to $27.3 million for the first quarter of fiscal year 2023. Sales of our Fire product line increased $2.8 million, or 103.3%, driven by $2.0 million in sales from Eagle and $0.8 million of organic growth. We also saw strength in the Woven product line with an increase of $0.8 million, driven primarily by increased oil and gas turnaround activity. The increases were offset by $2.2 million in reduced sales in our Disposable product line in China as the impact of COVID-19 lockdowns waned early in the prior fiscal year. Foreign exchange currency translations negatively impacted sales by approximately $0.3 million in the first quarter of fiscal year 2024 due primarily to the strengthening of the U.S. dollar against the Chinese yuan, compared to a negative impact of $0.3 million in the prior year period.

On a consolidated basis for the first quarter of fiscal year 2024, domestic sales were $12.3 million or 43% of total revenues, and international sales were $16.4 million or 57% of total revenues. This compares with domestic sales of $11.2 million or 41% of the total and international sales of $16.1 million or 59% of the total in the first quarter of fiscal year 2023.

Gross profit of $12.4 million for the first quarter of fiscal year 2024 increased by $1.3 million, or 12.6%, compared to $11.1 million in the first quarter of fiscal year 2023. Gross profit as a percentage of net sales was 43.4% for the first quarter of fiscal year 2024 as compared with 40.5% for the first quarter of fiscal year 2023. Gross profit performance during the quarter benefited from a better product mix with the reduction in Disposable sales and increases in our higher margin product lines, and a continued focus on cost savings.

Lakeland reported operating profit of $1.9 million for the first quarter of fiscal year 2024, compared to $1.4 million for the first quarter of fiscal year 2023. Currency fluctuations negatively impacted operating profit by $0.3 million in the first quarter of fiscal year 2024. Operating expenses were reduced due to the revaluation of the Eagle earnout obligation, which reduced the accrual by $0.5 million. Operating margins were 6.8% for the first quarter of fiscal year 2024, up from 5.3% for the first quarter of fiscal year 2023.

The Company reported net income of $1.3 million, or $0.18 per basic and diluted share, for the first quarter of fiscal year 2024, compared with a net income of $1.1 million, or $0.15 per basic share and $0.14 per diluted share, for the first quarter of fiscal year 2023.

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Adjusted EBITDA for the first quarter of fiscal year 2024 was $2.8 million, compared with $2.3 million for the first quarter of fiscal 2023.

During the fiscal 2024 first quarter, the Company repurchased approximately $0.3 million worth of common stock under its stock repurchase program. At April 30, 2023, approximately $5.1 million was available to the Company for the repurchase of its outstanding common stock.

On February 1, 2023, the Board of Directors declared a quarterly cash dividend as part of initiating a recurring quarterly dividend program. The initial quarterly dividend of $0.03 per share was paid on February 22, 2023, to stockholders of record as of February 15, 2023. On May 1, 2023, the Board of Directors declared a quarterly cash dividend. The quarterly dividend of $0.03 per share was paid on May 22, 2023, to stockholders of record as of May 15, 2023.

Strategic Priorities for Fiscal Year 2024

•	Deliver continued revenue growth in strategic markets in line with the Company’s three-to-five-year targets

•	Execute a strategic shift of sales and manufacturing resources to higher-value products and markets, including the successful integration of fire turnout gear product design and sales teams with Eagle Technical Products

•	Complete ongoing investments in Company’s global manufacturing footprint, with a focus on high-margin product lines

Financial Results Conference Call

The Company will host a conference call and live webcast on Thursday, June 8, 2023 at 8:30 a.m. Eastern to discuss its fiscal 2024 first quarter financial results. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call, available at:

Event URL: https://www.webcaster4.com/Webcast/Page/2237/48499

Please note that the webcast is listen-only, and webcast participants will not be able to participate in the question-and-answer portion of the conference call. Interested parties may also participate in the call by dialing (888) 506-0062 or (973) 528-0011 and entering the passcode 635969. Interested parties are asked to dial in approximately 10 to 15 minutes prior to the start time of the call.

An audio replay of the conference call will be available until Thursday, June 15, 2023. To access the replay, please dial (877) 481-4010 or (919) 882-2331. The replay passcode is 48499. An archived version of the webcast will also be available on the Lakeland Investor Relations website.

About Lakeland Industries, Inc.

We manufacture and sell a comprehensive line of industrial protective clothing and accessories for the industrial and public protective clothing market. Our products are sold globally by our in-house sales teams, our customer service group, and authorized independent sales representatives to a network of over 1,600 global safety and industrial supply distributors. Our authorized distributors supply end users, such as integrated oil, chemical/petrochemical, automobile, transportation, steel, glass, construction, smelting, cleanroom, janitorial, pharmaceutical, and high technology electronics manufacturers, as well as scientific, medical laboratories and the utilities industry. In addition, we supply federal, state and local governmental agencies and departments, such as fire and law enforcement, airport crash rescue units, the Department of Defense, the Department of Homeland Security and the Centers for Disease Control. Internationally, we sell to a mixture of end users directly and to industrial distributors depending on the particular country and market. In addition to the United States, sales are made into more than 50 foreign countries, the majority of which were into China, the European Economic Community (“EEC”), Canada, Chile, Argentina, Russia, Kazakhstan, Colombia, Mexico, Ecuador, India, Uruguay, Middle East and Southeast Asia.

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For more information concerning Lakeland, please visit the Company online at www.lakeland.com.

Contacts

Lakeland Industries, Inc.

256-600-1390

Roger Shannon

rdshannon@lakeland.com

Alpha IR Group

312-445-2870

Robert Winters or Stephen Poe

LAKE@alpha-ir.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains estimates, predictions, opinions, goals and other “forward-looking statements” as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to the Company’s predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management’s expectations for earnings, revenues, expenses, inventory levels, capital levels, liquidity levels, or other future financial or business performance, strategies or expectations. All statements, other than statements of historical facts, which address Lakeland’s expectations of sources or uses for capital or which express the Company’s expectation for the future with respect to financial performance or operating strategies can be identified as forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions as described from time to time in press releases and Forms 8-K, registration statements, quarterly and annual reports and other reports and filings filed with the Securities and Exchange Commission or made by management. As a result, there can be no assurance that Lakeland’s future results will not be materially different from those described herein as “believed,” “projected,” “planned,” “intended,” “anticipated,” “can,” “estimated” or “expected,” or other words which reflect the current view of the Company with respect to future events. We caution readers that these forward-looking statements speak only as of the date hereof. With respect to our previously stated three-to-five-year goals of core market growth, gross margin levels, and free cash flow generation, such metrics are goals, not projections or guidance, and are subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management; actual results will vary, and those variations may be material. The Company hereby expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which such statement is based, except as may be required by law.

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Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles (GAAP), the Company uses the following non-GAAP financial measures in this press release: EBITDA, Adjusted EBITDA and Adjusted EBITDA margin. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company believes that these measures provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making. The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies.

For more information on the non-GAAP financial measures, please see the Reconciliation of GAAP to non-GAAP Financial Measures tables in this press release. These accompanying tables include details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

(Financial Tables Follow)

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LAKELAND INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

April 30, 2023 and January 31, 2023

(UNAUDITED)

(000’s except for share information)

ASSETS	April 30,	January 31,
	2023	2023
Current assets
Cash and cash equivalents	$26,021	$24,639
Accounts receivable, net of allowance for doubtful accounts of $890 and $800 at April 30, 2023 and January 31, 2023, respectively	16,856	17,296
Inventories	57,896	58,176
Prepaid VAT and other taxes	2,578	1,963
Income tax receivable and other current assets	4,591	2,908
Total current assets	107,942	104,982
Property and equipment, net	9,217	9,140
Operating leases right-of-use assets	5,269	5,472
Deferred tax assets	2,940	2,764
Other assets	107	100
Goodwill	8,473	8,473
Intangible assets, net	5,940	6,042
Investments	5,206	5,354
Total assets	$145,094	$142,327
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$8,297	$6,558
Accrued compensation and benefits	3,390	2,522
Other accrued expenses	4,526	4,068
Income tax payable	519	---
Short-term borrowings	115	405
Accrued earnout agreement	2,688	3,182
Current portion of operating lease liabilities	998	1,253
Total current liabilities	20,533	17,988
Deferred income taxes	769	769
Long-term portion of operating lease liabilities	3,654	3,580
Total liabilities	24,956	22,337
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par; authorized 1,500,000 shares (none issued)	----	—
Common stock, $0.01 par; authorized 20,000,000 shares Issued 8,709,256 and 8,655,699; outstanding 7,355,748 and 7,325,005 at April 30, 2023 and January 31, 2023, respectively	87	87
Treasury stock, at cost; 1,353,508 and 1,330,694 shares at April 30, 2023 and January 31, 2023, respectively	(19,922)	(19,646)
Additional paid-in capital	78,543	78,475
Retained earnings	65,839	64,765
Accumulated other comprehensive loss	(4,409)	(3,691)
Total stockholders’ equity	120,138	119,990
Total liabilities and stockholders’ equity	$145,094	$142,327

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LAKELAND INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

($000’s except for share and per share information)

	Three Months Ended April 30,
	2023	2022
Net sales	$28,700	$27,278
Cost of goods sold	16,256	16,222
Gross profit	12,444	11,056
Operating expenses	10,506	9,607
Operating profit	1,938	1,449
Other income (expense), net	(69)	(26)
Interest expense	(8)	(9)
Income before taxes	1,861	1,414
Income tax expense	541	285
Net income	1,320	1,129
Net income per common share:
Basic	$0.18	$0.15
Diluted	$0.18	$0.14
Weighted average common shares outstanding:
Basic	7,325,005	7,615,967
Diluted	7,502,863	7,798,198

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LAKELAND INDUSTRIES, INC. AND SUBSIDIARIES

Operating Results ($000’s) except share information

(Unaudited)

Supplemental Information

	Quarter Ended April 30,
	2023	2022

Net sales	$28,700	$27,278
Year over year change	5.2%	(20.0)%
Gross profit	12,444	11,056
Gross profit %	43.4%	40.5%
Operating expenses	10,506	9,607
Operating expenses as a percentage of sales	36.6%	35.2%
Operating profit	1,938	1,449
Operating profit as a percentage of sales	6.8%	5.3%
Interest expense	(8)	(9)
Other income (expense), net	(69)	(26)
Income before taxes	1,861	1,414
Income tax expense	541	285
Net income	$1,320	$1,129
Weighted average shares for EPS-Basic	7,325	7,616
Net income per share	$0.18	$0.15
Income before taxes	$1,861	$1,414
Interest expense	8	9
Depreciation and amortization	533	425
EBITDA	2,402	1,848
Equity compensation	407	407
Other income (expense), net	69	26
Eagle revaluation of earnout consideration	(493)	---
Eagle acquisition costs	17	---
Severance expense	320	---
New Monterrey, Mexico facility start-up costs	38	---
Adjusted EBITDA	$2,760	$2,281

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LAKELAND INDUSTRIES, INC. AND SUBSIDIARIES

Operating Results ($000) (Unaudited)

Reconciliation of GAAP Results to Non-GAAP Results

	Quarter Ended April 30,
	2023	2022

Net Income to EBITDA
Net Income	$1,320	$1,129
Interest	8	9
Taxes (1)	541	285
Depreciation and amortization	533	425
EBITDA	$2,402	$1,848
EBITDA to Adjusted EBITDA
(excluding non-cash expenses)

EBITDA	$2,402	$1,848
Equity compensation (2)	407	407
Other income (expense) (3)	69	26
Eagle acquisition-related expenses (4)	17	---
Eagle revaluation of earnout consideration (5)	(493)	---
Employee separation expense (6)	320	---
New Monterrey, Mexico facility start-up costs (7)	38	---
Adjusted EBITDA	$2,760	$2,281

Adjusted EBITDA Margin
Adjusted EBITDA	$2,760	$2,281
Divided by net sales	28,700	27,278
Adjusted EBITDA Margin	9.6%	8.4%

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The financial data above includes non-GAAP financial measures, including EBITDA and adjusted EBITDA. Management excludes from EBITDA and adjusted EBITDA all expenses for interest, taxes, depreciation and amortization, and Other Income, which is comprised of interest income and gains (losses) from equity method investments. For adjusted EBITDA management also excludes equity compensation, acquisition-related expenses, severance costs, and start-up costs for our Mexican operations. This press release also discusses Adjusted EBITDA Margin, which is calculated by dividing Adjusted EBITDA by GAAP net sales.

Management excludes these items principally because such charges or benefits are not directly related to the Company’s ongoing core business operations. We use such non-GAAP measures in order to (1) make more meaningful period-to-period comparisons of the Company’s operations, both internally and externally, (2) guide management in assessing the performance of the business, internally allocating resources and making decisions in furtherance of the Company’s strategic plan, and (3) provide investors with a better understanding of how management plans and measures the business. The material limitations to management’s approach include the fact that the charges, benefits and expenses excluded are nonetheless charges, benefits and expenses required to be recognized under GAAP and, in some cases, consume cash which reduces the Company’s liquidity. Management compensates for these limitations primarily by reviewing GAAP results to obtain a complete picture of the Company’s performance and by including a reconciliation of non-GAAP results to GAAP results in its earnings releases. Non-GAAP financial measures are not alternatives for measures of financial performance prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures presented by other companies, limiting their usefulness as comparative measures.

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Additional information regarding the adjustments is provided below.

(1) Adjustments for Taxes, which consist of the tax effects of the various adjustments that we exclude from our non-GAAP measures, and adjustments related to deferred tax and discrete tax items. Including these adjustments permits more accurate comparisons of the Company’s core results with those of its competitors.

(2) Adjustments for Equity Compensation, which consist of non-cash expenses for the grant of equity awards.

(3) Adjustments for Other Income, which consists of interest income and gains/(losses) from Investments accounted for under the equity method of accounting.

(4) Adjustments for acquisition-related expenses included advisory fees, due diligence expenses and legal fees related to the Company’s acquisition of Eagle Technical Products Limited in the first quarter of fiscal year 2024.

(5) Adjustment for the reduction of the estimated earnout payment related to the Eagle acquisition. The reduction to the accrued earnout payment of $0.5 million was recorded in the quarter ended April 30, 2023 and reflected in operating expenses.

(6) Adjustment for accrued separation costs for our former COO who separated from the Company in the first quarter of fiscal year 2024.

(7) Adjustments for start-up costs for our Mexican operations, consists of external services and legal fees associated with the start-up of our new manufacturing site in Monterrey, Mexico scheduled to start production in the third quarter of fiscal year 2023.

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